Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 30, 2024, with respect to the consolidated financial statements included in the Annual Report of Trinity Biotech plc on Form 20-F for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the following Registration Statements of Trinity Biotech plc:

Form Type	File Number	Effective Date
Form S-8	333-182279	6/22/2012
Form S-8	333-195232	4/11/2014
Form S-8	333-253070	2/12/2021
Form F-3	333-239701	7/6/2020
Form F-3	333-264992	5/16/2022
Form F-3	333-267160	8/30/2022

/s/ GRANT THORNTON
Dublin, Ireland

DATE April 30, 2024